As filed with the Securities and Exchange Commission on August 19, 2020.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933
IRHYTHM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)
_______

Delaware	3841	20-8149544
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600, San Francisco, California 94103, (415) 632-5700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_______
Kevin M. King
Chief Executive Officer
iRhythm Technologies, Inc.
699 8th Street, Suite 600, San Francisco, California 94103, (415) 632-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip H. Oettinger Jesse F. Schumaker Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-244399
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value	107,142	$175.00	$18,749,850	$2,433.74

(1) Represents only the additional number of shares being registered and includes 13,975 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-244399).

(2) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $200,560,000 on a Registration Statement on Form S-1 (File No. 333-244399), which was declared effective by the Securities and Exchange Commission on August 18, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,749,850 is hereby registered, which includes additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of iRhythm Technologies, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-244399) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 18, 2020, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement by 107,142 shares, which includes 13,975 additional shares that the underwriters have the option to purchase. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Original Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, State of California, on the 19th day of August, 2020.

IRHYTHM TECHNOLOGIES, INC.

By: /s/ Kevin M. King
Kevin M. King
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Kevin M. King	President, Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2020
Kevin M. King
/s/ Douglas J. Devine	Chief Financial Officer (Principal Financial Officer)	August 19, 2020
Douglas J. Devine

*	Director	August 19, 2020
Bruce G. Bodaken

*	Director	August 19, 2020
Ralph Snyderman M.D.

*	Director	August 19, 2020
C. Noel Bairey Merz, M.D.

*	Director	August 19, 2020
Mark J. Rubash

*	Director	August 19, 2020
Raymond W. Scott

*	Director and Chairman of the Board	August 19, 2020
Abhijit Y. Talwalkar

*	Director	August 19, 2020
Renee V. Budig

*By: /s/ Kevin M. King
Kevin M. King
Attorney-in-fact

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333- 244399), originally filed with the Securities and Exchange Commission on August 11, 2020 and incorporated by reference herein.